Quest Solution Announces Name Change to OMNIQ Corp. and Reverse Stock Split

●	Reverse split undertaken with the intent to uplist to a national securities exchange
●	New name better expresses Company’s heightened focus on enhancing leadership position as AI-Machine vision solutions provider

Salt Lake City, UT, November 18, 2019 — Quest Solution, Inc. (OTCQB: QUES) (“Quest” or “the Company”), announced that it has changed its corporate name to OMNIQ Corp. to better reflect its evolved business which now includes Artificial Intelligence (AI)-based computer vision solutions.

Shai Lustgarten, CEO, commented, “Following our recently announced record $45M in revenue for the nine months ended September 30, 2019 and the successful integration of our state-of-the-art AI-machine vision capabilities acquired thirteen months ago, we believe it makes sense to rebrand at the corporate level under the name OMNIQ, which we believe better represents the all-encompassing nature of our products and solutions. At the operating level, our supply chain business will continue to be known as Quest Solution and our AI business will continue to operate under the HTS brand. With our enhanced AI capabilities, Quest has broadened its market penetration to include the high growth verticals of Public Safety, Safe City and Safe Campus/Schools; Homeland Security and Ticketless Parking. Moreover, our AI technology enables us to offer innovative unique solutions to our loyal Fortune 500 customers in the multi-billion dollar digital supply chain market.”

The Company will also execute a 1-for-20 reverse stock split of its common stock, effective on Wednesday, November 20, 2019. The Company has undertaken the reverse split with the intent of increasing the market price of the common stock to attract a broader range of investors as it moves forward with its strategy to uplist to a national securities exchange. Any fractional shares of common stock will be rounded up to the next full share. Following the reverse split, the Company will have approximately 4,000,000 shares of common stock outstanding. The reverse stock split was previously approved by the Company’s Board of Directors and stockholders holding a majority of the Company’s voting power.

As a result of the reverse stock split, the Company will trade under the new symbol QUESD for 20 trading days beginning on November 20, 2019. The “D” will be removed after 20 trading days and the Company will be assigned a symbol reflecting its new name.

Mr. Lustgarten continued, “With our stronger market position, new high growth end markets and rebranded corporate entity, this reverse split is a natural next step to pursue a national exchange listing. This is an exciting time for our Company and we are looking forward to the next chapter in our progress. With our industry leading AI-machine vision capabilities, outstanding R&D team based in Israel, skilled and growing sales force and solid base of Fortune 500 customers, we look forward to driving future growth and enhanced shareholder value.”

Once the reverse stock split becomes effective, stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-20 reverse stock split. Stockholders should direct any questions concerning the reverse stock split to their broker or the Company’s transfer agent, Equity Stock Transfer, at https://equitystock.com/contact.

About Quest Solution, Inc.

Quest Solution’s HTS Image Processing subsidiary is a leading provider of computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications as well as supply chain management.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food and beverage, transportation and logistics, health care and chemicals/gas/oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com